1691 Michigan Avenue, Suite 435
Miami, Florida 33139
www.dorbiopharma.com

DOR BIOPHARMA ANNOUNCES MANAGEMENT CHANGES

Miami, FL. July 9, 2004 — The Board of Directors of DOR BioPharma, Inc. ("DOR" or "the Company") announced today that it has accepted the resignation of Ralph M. Ellison, M.D. as President, Chief Executive Officer, and a Director of DOR and its subsidiaries. Dr. Ellison was appointed CEO in March 2003 and resigned for personal reasons.

DOR is pleased to announce the following management changes:

Geoff Green, formerly Chief Operating Officer of the Company, has been promoted to the position of President and Acting Chief Executive Officer; and,

Gregory Davenport, Ph.D., formerly Vice President of Business Development of the Company, has been promoted to the newly created position of President of the Company’s BioDefense Division reporting to Mr. Green.

Chairman of the Board, General M. Alexander Haig, Jr., said that in accepting Dr. Ellison’s resignation, the Board thanked him for his contributions in guiding the Company through its ongoing development programs in therapeutics and biodefense and wishes him all possible success in his future endeavors.

About DOR BioPharma, Inc.

DOR BioPharma, Inc. is a biopharmaceutical company focused on the development of biodefense vaccines and therapeutics for areas of unmet medical needs. Through its BioDefense Division, DOR is developing bioengineered vaccines designed to protect against the deadly effects of ricin toxin and botulinum toxin. DOR's lead therapeutic product, orBec® (an oral formulation of beclomethasone dipropionate), is a potent, locally-acting corticosteroid being developed to treat inflammation in the mucosal lining of the intestine and stomach that occurs following allogeneic bone marrow transplants. A pivotal Phase III clinical trial for orBec® is nearing completion and the company intends to begin filing a New Drug Application (NDA) by the end of 2004, if the data are positive. For further information regarding DOR BioPharma, please visit the Company's website located at www.dorbiopharma.com.

This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, that reflect DOR BioPharma's current expectations about its future results, performance, prospects and opportunities. Where possible, DOR BioPharma has tried to identify these forward-looking statements by using words such as "anticipates," "believes", "intends", or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements. DOR BioPharma cannot assure you that it will be able to successfully develop or commercialize products based on its technology, particularly in light of the significant uncertainty inherent in developing vaccines against bioterror threats, manufacturing and conducting preclinical and clinical trials of vaccines, and obtaining regulatory approvals, that its technologies will prove to be safe and effective, that its cash expenditures will not exceed projected levels, that it will be able to obtain future financing or funds when needed, that, product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully enter into profitable biodefense contracts with the U.S. Government and other countries ,that it will be able to patent, register or protect its technology from challenge and products from competition or maintain or expand its license agreements with its current licensors, or that its business strategy will be successful. These and other factors are described from time to time in filings with the Securities and Exchange Commission, including, but not limited to, DOR BioPharma's most recent reports on Form 10-QSB and Form 10-KSB. DOR BioPharma assumes no obligation to update or revise any forward-looking statements as a result of new information, future events, and changes in circumstances or for any other reason.

Company Contact:
Keith Thornton
Investor Relations Manager
(305) 534-3383
kthornton@dorbiopharma.com
www.dorbiopharma.com

Investor Relations Contact:
Thomas Redington
Redington, Inc.
(203) 222-7399
info@redingtoninc.com
www.redingtoninc.com